UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2006

Shire plc

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

0-29630	98-0484822
(Commission File Number)	(IRS Employer Identification No.)

Hampshire International Business Park, Chineham, Basingstoke, Hampshire RG24 8EP England

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	44 1256 894 000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On October 6, 2006 Shire plc (“Shire”) announced that its collaborative partner, New River Pharmaceuticals Inc. (“New River”) received an approvable letter from the U.S. Food and Drug Administration (the “FDA”) for NRP104 for the treatment of pediatric Attention-Deficit/Hyperactivity Disorder. According to the FDA’s letter, marketing approval of NRP104 is contingent upon final scheduling by the U.S. Drug Enforcement Administration. The Controlled Substance Staff of the FDA has initially proposed that NRP104 be placed in Schedule II of the Controlled Substance Act. The press release issued by Shire is attached as Exhibit 99.01 and is incorporated by reference herein.

     Certain information contained in the press release regarding the terms of the collaboration agreement between Shire and New River, as well as the formula referred to in the press release and attached hereto as Exhibit 99.02, were subject to a confidential treatment request submitted to the Securities and Exchange Commission on May 9, 2005. The redacted version of the collaboration agreement was filed as Exhibits 10.01, 10.02 and 10.03 to Shire’s report on Form 10-Q for the period ended March 31, 2005. As this information has been made available to the public, such information has been attached hereto in Exhibits 99.01 and 99.02.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

99.01	Press Release dated October 6, 2006
99.02	Calculation of U.S. product profit share for Schedule II Classification, being Exhibit B to the United States Collaboration Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ A C Russell

	Name:	Angus Russell
	Title:	Chief Financial Officer

Dated: October 9, 2006

EXHIBIT INDEX

Number	Description

99.01	Press Release dated October 6, 2006
99.02	Calculation of U.S. product profit share for Schedule II Classification, being Exhibit B to the United States Collaboration Agreement